                                                                   EXHIBIT 10.9

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               REVOLVING CREDIT

                                      AND

                              SECURITY AGREEMENT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   IBJ SCHRODER BUSINESS CREDIT CORPORATION
                           (AS LENDER AND AS AGENT)

                                     WITH

                               TITAN SPORTS INC.

                                  (BORROWER)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            As of December 22, 1997

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

                               TABLE OF CONTENTS
                               -----------------

                                                                                                               Page
1. (A) General Definitions..................................................................................     1
   (B) Accounting Terms.....................................................................................    10
   (C) Uniform Commercial Code Terms........................................................................    11
   (D) Certain Matters of Construction......................................................................    11
2. Revolving Advances.......................................................................................    11
3. Repayment of Loans.......................................................................................    14
4. Procedure for Revolving Advances.........................................................................    15
5. Interest and Fees........................................................................................    18
     (a) Interest...........................................................................................    18
     (b) Fees...............................................................................................    18
         (i) Closing Fee....................................................................................    18
         (ii) Unused Line Fee...............................................................................    18
         (iii) Collateral Evaluation Fee....................................................................    18
         (iv) Collateral Monitoring Fee.....................................................................    19
         (v) Annual Facility Fee............................................................................    19
         (vi) Minimum Loan Fee..............................................................................    19
         (vii) Letter of Credit Fees........................................................................    19
     (c) Computation of Interest and Fees...................................................................    20
     (d) Maximum Charges....................................................................................    20
     (e) Increased Costs....................................................................................    20
     (f) Capital Adequacy...................................................................................    21
     (g) Basis for Determining Interest Rate Inadequate or Unfair...........................................    21
6. Security Interest........................................................................................    22
7. Representations Concerning the Collateral................................................................    22
8. Covenants Concerning the Collateral......................................................................    23
9. Collection and Maintenance of Collateral and Records.....................................................    23
10. Inspections.............................................................................................    24
11. Financial Information...................................................................................    24
     (a) Audited Annual Financial Statements................................................................    24
     (b) Internal Annual Financial Statements...............................................................    24
     (c) Monthly and Quarterly Financial Statements.........................................................    25
     (d) Accountant's Report................................................................................    25
     (e) Certificate........................................................................................    25
     (f) GAAP and Other Requirements........................................................................    25
     (g) Projections........................................................................................    25
12. Additional Representations, Warranties and Covenants....................................................    26
13. Conditions Precedent....................................................................................    31
     (a) Conditions to Initial Advances.....................................................................    31
         (i) Revolving Credit Note..........................................................................    31
         (ii) Filings, Registrations and Recordings.........................................................    31

         (iii) Corporate Proceedings of Borrower............................................................    32
         (iv) Incumbency Certificates of Borrower...........................................................    32
         (v) Certificates...................................................................................    32
         (vi) Good Standing Certificates....................................................................    32
         (vii) Legal Opinion................................................................................    32
         (viii) No Litigation...............................................................................    33
         (ix) Financial Condition Certificate...............................................................    33
         (x) Collateral Examination.........................................................................    33
         (xi) Fees..........................................................................................    33
         (xii) Ancillary Agreements.........................................................................    33
         (xiii) Insurance...................................................................................    33
         (xiv) Payment Instructions.........................................................................    33
         (xv) Blocked Accounts..............................................................................    34
         (xvi) Consents.....................................................................................    34
         (xvii) No Adverse Material Change..................................................................    34
         (xviii) Undrawn Availability.......................................................................    34
         (xix) Contract Review..............................................................................    34
         (xx) Closing Certificate...........................................................................    34
         (xxi) Audited Financial Statements.................................................................    34
         (xxii) Balance Sheet...............................................................................    35
         (xxiii) Debt.......................................................................................    35
         (xxiv) Compliance with Laws........................................................................    35
         (xxv) Mortgage.....................................................................................    35
         (xxvi) Other.......................................................................................    35
     (b) Conditions to Each Revolving Advance...............................................................    35
         (i) Representations and Warranties.................................................................    35
         (ii) No Default....................................................................................    35
         (iii) Maximum Revolving Advances...................................................................    36
14. Power of Attorney.......................................................................................    36
15. Expenses................................................................................................    36
16. Successors and Assigns; Participations; New Lenders.....................................................    37
17. Waivers.................................................................................................    38
18. Term of Agreement.......................................................................................    38
19. Events of Default.......................................................................................    39
20. Remedies................................................................................................    41
21. Waiver; Cumulative Remedies.............................................................................    41
22. Application of Payments.................................................................................    41
23. Establishment of a Lockbox Account, Dominion Account....................................................    42
24. Revival.................................................................................................    42
25. Regarding Agent.........................................................................................    42
         (i) Appointment....................................................................................    42
         (ii) Nature of Duties..............................................................................    43
         (iii) Lack of Reliance on Agent and Resignation....................................................    43
         (iv) Certain Rights of Agent.......................................................................    44
         (v) Reliance.......................................................................................    44

         (vi) Notice of Default.............................................................................    44
         (vii) Indemnification..............................................................................    45
         (viii) Agent in its Individual Capacity............................................................    45
         (ix) Delivery of Documents.........................................................................    45
         (x) Borrower's Undertaking to Agent................................................................    45
26. Notice..................................................................................................    45
27. Governing Law and Waiver of Jury Trial..................................................................    46
28. Indemnity...............................................................................................    47
29. Limitation of Liability.................................................................................    47
30. Entire Understanding....................................................................................    47
31. Severability............................................................................................    48
32. Captions................................................................................................    48
33. Counterparts............................................................................................    48
34. Construction............................................................................................    48
35. Publicity...............................................................................................    48

                    REVOLVING CREDIT AND SECURITY AGREEMENT
                    ---------------------------------------

     Revolving Credit and Security Agreement ("Agreement") dated December __, 1997 among TITAN SPORTS INC., a corporation organized under the laws of the State of Delaware ("Borrower"), the financial institutions which are now or hereafter become parties to the Agreement (collectively, the "Lenders" and individually, a "Lender") and IBJ SCHRODER BUSINESS CREDIT CORPORATION, a corporation organized under the laws of the State of New York ("IBJS"), as agent for Lenders (IBJS, in such capacity, the "Agent").

     IN CONSIDERATION of the mutual covenants and undertakings herein contained, each of Borrower and Lenders hereby agree as follows:

     1.   (A)  General Definitions. When used in this Agreement, the following
               -------------------
terms shall have the following meanings:

          "Advance Rate" shall mean the Receivables Advance Rate.
           ------------

          "Affiliate" of any Person shall mean (a) any Person (other than a
           ---------
Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agreement" shall have the meaning set forth in the preamble hereof.
           ---------

          "Alternate Base Rate" shall mean, for any day, a rate per annum equal
           -------------------
to the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

          "Ancillary Agreements" shall mean all agreements, instruments, and
           --------------------
documents including, without limitation, mortgages, guaranties, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements whether heretofore, concurrently, or hereafter executed by or on behalf of any Borrower or delivered to Agent or any Lender, relating to this Agreement or to the Transactions.

          "Authority" shall have the meaning set forth in Section 12(f)(iii)
           ---------
hereof.

          "Bank" shall mean IBJ Schroder Bank & Trust Company, together with its
           ----
successors and assigns.

          "Base Rate" shall mean the base commercial lending rate of Bank as
           ---------
publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by Bank to any particular class or category of customers of Bank.

          "Blocked Account" shall have the meaning set forth in Section 23
           ---------------
hereof.

          "Borrower" shall have the meaning set forth in the preamble to this
           --------
Agreement and shall extend to all permitted successors and assigns of such Persons.

          "Business Day" shall mean any day other than a day on which commercial
           ------------
banks in New York are authorized or required by law to close.

          "CERCLA" shall mean the Comprehensive Environmental Response,
           ------
Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)(S) 9601 et
                                                                          --
seq.
---

          "Change of Ownership" shall mean (a) any transfer (whether in one or
           -------------------
more transactions) of ownership of more than 50% of the common stock of Borrower held by the Original Owner (including for the purposes of the calculation of percentage ownership, any shares of common stock into which any capital stock of Borrower held by the Original Owner is convertible or for which any such shares of the capital stock of Borrower or of any other Person may be exchanged and any shares of common stock issuable to the Original Owner upon exercise of any warrants, options or similar rights which may at the time of calculation be held by the Original Owner) to a Person who is neither an Original Owner nor an Affiliate of an Original Owner or (b) any merger, consolidation or sale of substantially all of the property or assets of Borrower.

          "Closing Date" shall mean December __, 1997 or such other date as may
           ------------
be agreed upon by the parties hereto.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time and the regulations promulgated thereunder.

          "Collateral" shall mean and include:
           ----------

          (a)  all Receivables;

          (b)  all General Intangibles;

          (c) all of Borrower's right, title and interest in and to (i) all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lien or, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) all of Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts and money;

          (d) all of Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computer software (whether owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b) and (c) of this Section; and

          (e) all proceeds and products of (a), (b), (c) and (d) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

          "Commitment Percentage" of any Lender shall mean the percentage set
           ---------------------
forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a lender pursuant to Section 16 hereof.

          "Commitment Transfer Supplement" shall mean a document in the form of
           ------------------------------
Exhibit 1(a) hereto, properly completed and otherwise in form and substance
------------
satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Revolving Advances under this Agreement.

          "Consents" shall mean all filings and all licenses, permits, consents,
           --------
approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

          "Contract Year" shall mean the twelve-month period commencing on the
           -------------
Closing Date and ending on the first anniversary date and each successive twelve-month period thereafter.

          "Customer" shall mean and include the account debtor with respect to
           --------
any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

          "Debt" of any Borrower at a particular date shall mean all amounts
           ----
which would, in conformity with GAAP, be included under liabilities on a balance sheet of Borrower at such date.

          "Default" shall mean an event which, with the giving of notice or
           -------
passage of time or both, would constitute an Event of Default.

          "Default Rate" shall have the meaning set forth in Section 5(a)
           ------------
hereof.

          "Depository Accounts" shall have the meaning set forth in Section 23
           -------------------
hereof.

          "Dollar" and the sign "$" shall mean lawful money of the United States
           ------
of America.

          "Domestic Rate Loan" shall mean any Loan that bears interest based
           ------------------
upon the Alternate Base Rate.

          "Earnings Before Interest and Taxes" shall mean for Borrower and its
           ----------------------------------
Subsidiaries on a consolidated basis for any period, the sum of (i) net income (or loss) for such period (excluding extraordinary gains and losses, plus (ii)
                                                                     ----
all interest expense for such period, plus (iii) all charges against income for
                                      ----
such period for federal, state and local taxes actually paid.

          "EBITDA" shall mean for Borrower and its Subsidiaries on a
           ------
consolidated basis for any period, the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus
                      ----                                             ----
(iii) amortization expenses for such period.

          "Eligible Receivables" shall mean and include with respect to Borrower
           --------------------
each Receivable of Borrower arising in the ordinary course of Borrower's business which Agent, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's perfected security interest and no other lien other than Permitted Liens, and is evidenced by an invoice, bill of lading or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

          (a) it arises out of a sale made by Borrower to an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower;

          (b) it is due or unpaid more than ninety (90) days after the due date not to exceed one hundred twenty (120) days after the original event date;

          (c) fifty percent (50%) or more of the Receivables from the Customer are not deemed Eligible Receivables hereunder. Such percentage may, in Agent's sole discretion, be increased or decreased from time to time;

          (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

          (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

          (f) the sale is to a Customer outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

          (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

          (h) Agent believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

          (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the Borrower effectuates an assignment of its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-
Section 3727 and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied
                                          -- ---
with other applicable statutes or ordinances;

          (j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

          (k) such Receivable causes the aggregate amount of Receivables of the Customer to exceed a credit limit determined by Agent in its sole discretion;

          (l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of Borrower or the Receivable is contingent in any respect or for any reason;

          (m) the Borrower has made any agreement with a Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

          (n) shipment of the merchandise or the rendition of services has not been completed;

          (o) any return, rejection or repossession of the merchandise has occurred;

          (p)  such Receivable is not payable to Borrower; or

          (q) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

          "Equipment" shall mean and include all of Borrower's goods (excluding
           ---------
Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

          "Eurodollar Rate Loan" shall mean any Loan at any time that bears
           --------------------
interest based on the Eurodollar Rate.

          "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then
           ---------------
current Interest Period relating thereto the rate per annum (such Eurodollar Rate to be adjusted to the next higher 1/100 of one (1%) percent ) equal to the quotient of (a) LIBOR, divided by (b) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal) of reserve requirements current on the day that is two Business Days prior to the beginning of the Interest Period (including without limitation basic, supplemental, marginal and emergency reserves) under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over the Bank) as in effect from time to time, dealing with reserve requirements prescribed for Eurocurrency funding including any reserve requirements with respect to "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System.

          "Event of Default" shall mean the occurrence of any of the events set
           ----------------
forth in Section 19.

          "Federal Funds Rate" shall mean, for any day, the weighted average of
           ------------------
the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by Bank from three Federal funds brokers of recognized standing selected by Bank.

          "Fixed Charge Coverage Ratio" shall mean and include, with respect to
           ---------------------------
any fiscal period, the ratio of (a) EBITDA plus capitalized lease payments made
                                           ----
by Borrower and its Subsidiaries on a consolidated basis during such period,

minus capital expenditures made by Borrower and its Subsidiaries on a
-----
consolidated basis during such period to (b) all Senior Debt Payments during such period.

          "Formula Amount" shall have the meaning set forth in paragraph 2(a).
           --------------

          "GAAP" shall mean generally accepted accounting principles, practices
           ----
and procedures in the United States of America in effect from time to time.

          "General Intangibles" shall mean and include all of Borrower's general
           -------------------
intangibles other than Intellectual Property, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, franchises, licenses, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer.

          "Hazardous Substance" shall mean, without limitation, any flammable
           -------------------
explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA or any other applicable
                                          -- ---
environmental law and in the regulations adopted pursuant thereto.

          "IBJS" shall have the meaning set forth in the preamble hereof.
           ----

          "Intellectual Property" means and includes all of Borrower's patents,
           ---------------------
patent applications, trademarks, trade names, service marks, trade secrets, goodwill, copyrights, design rights and copyright registrations.

          "Interest Period" shall mean the period provided for any Eurodollar
           ---------------
Rate Loan pursuant to Section 4(d) hereof.

          "Inventory" shall mean and include as to Borrower all of Borrower's
           ---------
now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

          "Issuer" shall mean any Person who issues a Letter of Credit.
           ------

          "Lender" and "Lenders" shall have the meaning ascribed to such term in
           --------------------
the Preamble and shall include each person which is a transferee, successor or assign of any Lender.

          "Letter of Agreement" shall mean that certain Letter of Credit and
           -------------------
Security Agreement dated as of the Closing Date executed by Borrower to the Bank, as same may be amended from time to time.

          "Letter of Credit Fees" shall have the meaning set forth in Section
           ---------------------
5(b)(vii) hereof.

          "Letters of Credit" shall have the meaning set forth in Section 2(j)
           -----------------
hereof.

          "LIBOR" shall mean for any Eurodollar Rate Loan for the then current
           -----
Interest Period relating thereto, the rate per annum quoted by Agent to Borrower two (2) Business Days prior to the first day of such Interest Period as the rate available to Bank in the interbank market for offshore Dollar deposits in immediately available funds for a period equal to such Interest Period and in an amount equal to the amount of such Eurodollar Rate Loan.

          "Loans" means the Revolving Advances, Letters of Credit and all other
           -----
extensions of credit hereunder.

          "Maximum Revolving Amount" means $10,000,000.
           ------------------------

          "Net Worth" shall mean, at a particular date, (a) the aggregate amount
           ---------
of all assets of Borrower on a consolidated basis as may be properly classified as such in accordance with GAAP consistently applied and such other assets as are properly classified as "intangible assets" under GAAP, less (b) the aggregate amount of all liabilities of Borrower on a consolidated basis.

          "Obligations" shall mean and include all Loans, all advances, debts,
           -----------
liabilities, obligations, covenants and duties owing by Borrower to Agent or Lenders (or any corporation that directly or indirectly controls or is controlled by or is under common control with Agent or Lenders) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including, without limitation, any debt, liability or obligation owing from Borrower to others which Agent or Lenders may have obtained by assignment or otherwise and further including, without limitation, all interest, charges or any other payments Borrower is required to make by law or otherwise arising under or as a result of this Agreement and the Ancillary Agreements, together with all reasonable expenses and reasonable attorneys' fees chargeable to Borrower's account or incurred by Agent or Lenders in connection with Borrower's account whether provided for herein or in any Ancillary Agreement and including, without limitation, all obligations of Borrower to Bank under the Letter of Credit Agreement.

          "Original Owners" shall mean Vincent K. McMahon.
           ---------------

          "Payment Office" shall mean initially One State Street, New York, New
           --------------
York 10004; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower and to each Lender to be the Payment Office.

          "Permitted Liens" shall mean (i) liens of carriers, warehousemen,
           ---------------
mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (ii) liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (a) not overdue or (b) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP, (iii) liens in favor of Agent or any Lender, (iv) liens for taxes (a) not yet due or (b) being diligently contested in good faith, provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP, (v) liens specified on Schedule 1(a)
                                                            -------------
hereto, (vi) liens for purchase money obligations, provided that (1) the
                                                   --------
indebtedness secured by any such lien is permitted under Section 12(n) hereof and (2) such lien encumbers only the asset so purchased and (vii) liens with respect to capitalized leases, provided, that indebtedness under such
                               --------
capitalized leases is permitted under Section 12(n) hereof.

          "Person" shall mean any individual, sole proprietorship, partnership,
           ------
corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Purchasing Lender" shall have the meaning set forth in Section 16
           -----------------
hereof.

          "Realty" shall mean TSI Realty Company, a Delaware corporation.
           ------

          "Receivables" shall mean and include as to Borrower all of Borrower's
           -----------
accounts, contract rights, instruments (including those evidencing indebtedness owed to Debtor by its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

          "Receivables Advance Rate" shall have the meaning set forth in the
           ------------------------
definition of Receivables Availability.

          "Receivables Availability" means the amount of Revolving Advances
           ------------------------
against Eligible Receivables Lenders may from time to time during the term of this Agreement make available to Borrower up to eighty-five percent (85%) ("Receivables Advance Rate") of the net face amount of Borrower's Eligible Receivables.

          "Register" shall have the meaning set forth in Section 16 hereof.
           --------

          "Required Lenders" shall mean Lenders holding at least sixty-six and
           ----------------
two-thirds percent (66.67%) of the Revolving Advances or if no Revolving Advances are outstanding, Lenders holding at least sixty-six and two-thirds percent (66.67%) of the Commitment Percentages.

          "Revolving Advances" shall mean Loans other than Letters of Credit.
           ------------------

          "Revolving Credit Note" shall mean the $10,000,000 Revolving Credit
           ---------------------
Note substantially in the form of Exhibit 1(b) dated the Closing Date executed
                                  ------------
by Borrower in favor of Agent, together with all replacements and substitutions thereof.

          "Revolving Interest Rate" shall mean an interest rate per annum equal
           -----------------------
to (a) the sum of the Alternate Base Rate plus one-half of one percent (.50%) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus two and one-half percent (2.50%) with respect to Eurodollar Rate Loans.

          "Senior Debt Payments" shall mean and include all cash actually
           --------------------
expended by Borrower on a consolidated basis to make (a) interest payments on Loans hereunder, plus
                 ----

(b) payments for all fees, commissions and charges set forth herein and with respect to any Loans, plus (c) capitalized lease payments, plus (d) payments
                      ----                                 ----
with respect to any other indebtedness for borrowed money.

          "Settlement Date" shall mean the Closing Date and thereafter Wednesday
           ---------------
of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

          "Subsidiary" shall mean a corporation or other entity of whose shares
           ----------
of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such person.

          "Tax Distribution" shall mean in respect of any fiscal year or portion
           ----------------
thereof, distributions to enable the shareholders of Borrower to pay their respective federal, state and local income tax liability (including with respect to estimated taxes) arising out of, measured solely by and limited in an aggregate amount to the net income of Borrower for such fiscal year or portion thereof. For the purpose of the preceding sentence, "federal, state and local income tax liability" shall be computed at a uniform rate which shall be the sum of (i) the maximum federal income tax rate then in effect under (S) 1 of the Code, plus (ii) the maximum state and local income tax rate then in effect under applicable law for any shareholder of Borrower; it being understood that the federal portion of the income tax liability shall be computed after taking into account offsetting deductions for the state and local portion of such income tax liability. In the event that tax returns of Borrower in respect of a year shall indicate that excess Tax Distributions have been made in respect of such year, then Borrower shall correspondingly reduce the next Tax Distributions scheduled to be made to make up, as nearly as possible, such difference.

          "Term" shall mean the Closing Date through December __, 2000, subject
           ----
to acceleration upon the occurrence of an Event of Default hereunder or other termination hereunder.

          "Transactions" shall mean the transactions contemplated by this
           ------------
Agreement and the Ancillary Agreements.

          "Transferee" shall have the meaning set forth in Section 16(ii)
           ----------
hereof.

          "Undrawn Availability" at a particular date shall mean an amount equal
           --------------------
to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Amount, minus (b) the sum of (i) the outstanding amount of Revolving Advances
        -----
plus (ii) all amounts due and owing to Borrower's trade creditors which are
----
outstanding beyond normal trade terms.

          (B)  Accounting Terms. As used in this Agreement, the Revolving
               ----------------
Credit Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1 or elsewhere in this Agreement and accounting terms partly defined in Section 1 to the extent not defined, shall have the respective meanings given to them under GAAP.

          (C)  Uniform Commercial Code Terms. All terms used herein and defined
               -----------------------------
in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

          (D)  Certain Matters of Construction. The terms "herein", "hereof" and
               -------------------------------
"hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All
                                                        ---- -----
references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements, including, without limitation, references to any of the Ancillary Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

     2.   Revolving Advances.
          ------------------

          (a) Subject to the terms and conditions set forth herein and in the Ancillary Agreements, each Lender, severally and not jointly, will make Revolving Advances to Borrower from time to time during the Term which, in the aggregate at any time outstanding, will not exceed such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Amount less the aggregate amount of outstanding Letters of Credit less the minimum Undrawn Availability requirement set forth in Section 12(q) hereof or (y) an amount equal to the sum of:

               (i)   Receivables Availability, minus
                                               -----

               (ii)  the aggregate amount of outstanding Letters of Credit, minus
-----

               (iii) the minimum Undrawn Availability requirement set forth in
Section 12(q) hereof minus;
                     -----

               (iv) such reserves as Agent may reasonably deem proper and necessary from time to time.

               The sum of 2(a)(i) minus (iv) shall be referred to as the
                                  -----
"Formula Amount."

          (b) Notwithstanding the limitations set forth above, Lenders retain the right to lend Borrower from time to time such amounts in excess of such limitations as Lenders may determine in their sole discretion.

          (c) Borrower acknowledges that the exercise of Lenders' discretionary rights hereunder may result during the Term in one or more increases or decreases in the Advance Rate and Borrower hereby consents to any such increases or decreases which may limit or restrict advances requested by Borrower, provided, however, that to the extent any
                                --------  -------
decrease in the Advance Rate or the establishment by Agent of any reserves results in a decrease in the calculation of subsection 2(a)(y) by at least $1,000,000, then Borrower may, at its option, upon three (3) Business Days' notice to Agent, have the ability to permanently reduce the Maximum Revolving Amount by a like amount without incurring any early termination fee pursuant to
Section 18 hereof, provided, further, that concurrently with any such permanent reduction, Borrower shall be obligated to prepay the outstanding balance of Revolving Advances to the extent necessary to comply with Section 2(i) below after giving effect to such permanent reduction.

          (d) If Borrower does not pay any interest, fees, costs or charges to Lenders when due, Borrower shall thereby be deemed to have requested, and Agent, for the ratable benefit of Lenders is hereby authorized at its discretion to make and charge to Borrower's account, a Revolving Advance to Borrower as of such date in an amount equal to such unpaid interest, fees, costs or charges.

          (e) Any sums expended by Agent or Lenders due to Borrower's failure to perform or comply with its obligations under this Agreement, including but not limited to the payment of taxes, insurance premiums or leasehold obligations, shall be charged to Borrower's account as a Revolving Advance and added to the Obligations.

          (f) Agent will account to Borrower monthly with a statement of all Revolving Advances and other advances, charges and payments made pursuant to this Agreement, and such account rendered by Agent shall be deemed final, binding and conclusive, absent manifest error, unless Agent is notified by Borrower in writing to the contrary within sixty (60) days of the date each account was rendered specifying the item or items to which objection is made.

          (g) During the Term, Borrower may borrow, prepay and reborrow Revolving Advances, all in accordance with the terms and conditions hereof.

          (h) Borrower shall apply the proceeds of the Loans to provide for its working capital needs.

          (i) The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of the Formula Amount or the Maximum Revolving Amount, in each case less the minimum Undrawn Availability requirements set forth in Section 12(q) hereof.

          (j)  Letters of Credit. Subject to the terms and conditions hereof,
               -----------------
Agent shall issue or cause the issuance of standby Letters of Credit ("Letters of Credit") on behalf of Borrower, provided, however, that Agent will not be
                                   --------  -------
required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit to exceed
                               ----
the lesser of (x) the Maximum Revolving Amount or (y) the Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed $4,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the applicable Revolving

Interest Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest.

          (k)  Issuance of Letters of Credit.
               -----------------------------

               (1) Borrower may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, the applicable Issuer's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent and such Issuer; and, such other certificates, documents and other papers and information as Agent or Issuer may reasonably request.

               (2) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than six
(6) months after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York.

               (3) Agent shall use its reasonable efforts to notify Lenders of the request by Borrower for a Letter of Credit hereunder.

          (l)  Requirements for Issuance of Letters of Credit.
               ----------------------------------------------

               (1) In connection with the issuance of any Letter of Credit, Borrower shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer, and expenses and reasonable attorneys' fees incurred by Agent or any Lender arising out of, or in connection with, any Letter of Credit to be issued or created for Borrower. Borrower shall be bound by Agent's or any Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's Account, although this interpretation may be different from Borrower's own; and, neither Agent, nor any Lender, nor any Issuer, nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's, any Lender's, any Issuer's or such correspondents' gross (not mere) negligence.

               (2) Borrower shall authorize and direct Issuer to name Borrower as the "Applicant" or "Account Party" therein and to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

               (3) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority, (i) to sign and/or endorse Borrower's name upon any warehouse or other receipts, (ii) to sign Borrower's name on bills of lading; and (iii) to complete in Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's gross (not mere) negligence. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

               (4) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Revolving Amount or the Formula Amount, and such disbursement is not reimbursed by Borrower within two
(2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

     3.   Repayment of Loans.
          ------------------

          (a) Borrower shall be required to (i) make a mandatory prepayment hereunder at any time that the aggregate outstanding principal balance of the Loans made by Lenders to Borrower hereunder is in excess of the lesser of the Maximum Revolving Amount or the Formula Amount in an amount equal to such excess, and (ii) repay on the expiration of the Term (x) the then aggregate outstanding principal balance of Revolving Advances made by Lenders to Borrower hereunder together with accrued and unpaid interest, fees and charges and (y) cash collateral to be maintained in an account with Bank in an amount equal to one hundred and five percent (105%) of the aggregate undrawn amount of all Letters of Credit which remain outstanding after the expiration of the Term, and
(z) all other amounts owed Lenders under this Agreement and the Ancillary Agreements.

          (b) Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrower's account as of the Business Day on which Agent receives those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day following the Business Day Agent receives such remittances via wire transfer or electronic depository check. Agent is not, however, required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrower's account for the amount of any item of payment which is returned to Agent unpaid.

     4.   Procedure for Revolving Advances.
          --------------------------------

          (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentage of each Lender.

          (b) In accordance with Section 26 hereof, Borrower may notify Agent prior to 11:00 A.M. on a Business Day of its request to incur, on that day, a Revolving Advance hereunder. All Revolving Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Lenders, shall be charged to Borrower's account on Agent's books. The proceeds of each Revolving Advance made by Lenders shall be made available to Borrower on the day so requested by way of credit to Borrower's operating account maintained with Bank. Any and all Obligations due and owing hereunder may be charged to the Borrower's account and shall constitute Revolving Advances.

          (c) Notwithstanding the provisions of clause (b) above, in the event Borrower desires to obtain a Eurodollar Rate Loan, Borrower shall give Agent at least three (3) Business Days' prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be a minimum amount of $500,000 and integral multiples of $100,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two or three months. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

          (d) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrower may elect as set forth in (c)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

          Borrower shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to
Section 4(c) or by its notice of conversion given to Agent pursuant to Section 4(e), as the case may be. Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest

Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 4(e) hereinbelow.

          (e) Provided that no Event of Default shall have occurred and be continuing, Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrower desires to convert a loan, it shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than four (4) Eurodollar Rate Loans, in the aggregate.

          (f) At its option and upon three (3) Business Days' prior written notice, Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Borrower shall specify the date of prepayment of Revolving Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Agent and Lenders therefor in accordance with Section 4(g) hereof.

          (g) Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower shall be conclusive absent manifest error.

          (h) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (h), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrower shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate

Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrower shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrower shall be conclusive absent manifest error.

          (i) If any Lender or any Transferee (a "benefitted Lender") shall at any time receive any payment of all or part of its Revolving Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Revolving Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lenders' Revolving Advances, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each Lender; provided, however, that if all or any portion of such excess payment or
        --------  -------
benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another lender's Revolving Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (j) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Revolving Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after a Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this Subsection (d) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the Revolving Interest Rate applicable to such Revolving Advances hereunder, on demand from Borrower; provided, however, that Agent's
                                             --------  -------
right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

     5.   Interest and Fees.
          -----------------

          (a)  Interest. Interest on Revolving Advances shall be payable to
               --------
Agent for its benefit and for the benefit of Lenders in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three months, at the earlier of
(a) each three months on the anniversary date of the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Revolving Advances outstanding during the month at a rate per annum equal to the applicable Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Revolving Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, (i) the Obligations other than Eurodollar Rate Loans shall bear interest at the applicable Revolving Interest Rate for Domestic Loans plus two percent (2%) per annum and (ii) Eurodollar Rate Loans shall bear interest at the applicable Revolving Interest Rate for Eurodollar Dollar Loans plus two percent (2%) per annum (as applicable, the "Default Rate").

          (b)  Fees.
               ----

               (i)   Closing Fee. Upon the execution of this Agreement,
                     -----------
Borrower shall pay to Agent for its benefit and for the ratable benefit of Lenders (who were Lenders on the Closing Date) a closing fee in an amount equal to $50,000, which amount shall be reduced by the commitment fee in the sum of $25,000 and the balance of the deposit fee in the sum of $25,000 remaining after deducting all fees and expenses (including, without limitation, reasonable fees and disbursements of in-house and outside legal counsel) incurred by Agent in connection with the consummation of the Transactions. All amounts due with respect to the closing fee shall be charged to Borrower's account on the Closing Date.

               (ii)  Unused Line Fee. In the event the average closing daily
                     ---------------
unpaid balances of all Revolving Advances hereunder during any calendar month is less than the Maximum Revolving Amount minus the minimum Undrawn Availability requirement set forth in Section 12(q) hereof, Borrower shall pay to Agent for the ratable benefit of Lenders a fee at a rate per annum equal to one half of one percent (.50%) on the amount by which the Maximum Revolving Amount exceeds such average daily unpaid balance. Such fee shall be calculated on the basis of a year of 360 days and actual days elapsed, and shall be charged to Borrower's account on the first day of each calendar quarter with respect to the prior quarter.

               (iii) Collateral Evaluation Fee. Borrower shall pay Agent a
                     -------------------------
collateral evaluation fee equal to $1,500.00 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term. The collateral evaluation fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

               (iv)  Collateral Monitoring Fee. Upon Agent's performance of any
                     -------------------------
collateral monitoring - namely any field examination, collateral analysis or other business analysis performed by any field examiner or auditor conducting such collateral monitoring, the need for which is to be determined by Agent and which monitoring is undertaken by Agent or for Agent's benefit, an amount equal to $700.00 per day, per person, for each person employed to perform such monitoring together with all costs, disbursements and expenses incurred by Agent and the person performing such collateral monitoring shall be charged to the applicable Borrower's account.

               (v)   Annual Facility Fee. Borrower shall pay to Agent for its
                     -------------------
own account, on each anniversary date of the Closing Date, an annual facility fee of $50,000 which shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason. The Facility Fee shall be subject to reduction by an amount equal to $16,666.00 for each $1,000,000 in average outstanding Revolving Advances in excess of $2,500,000 for the preceding Contract Year.

               (vi)  Minimum Loan Fee. If for any Contract Year, the average
                     ----------------
daily unpaid balance of the Revolving Advances is less than $2,500,000 then as of the first Business Day of the next succeeding Contract Year or the last day of the third Contract Year, Borrower shall pay to Agent for its benefit and for the ratable benefit of the Lenders a fee equal to the product of (a) 2.5% times
(b) such difference.

               (vii) Letter of Credit Fees. Borrower shall pay to Agent, for
                     ---------------------
the benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by two percent (2.00%) per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term and (y) to the Issuer, any and all fees and expenses as agreed upon by the Issuer and Borrower in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

          (c)  Computation of Interest and Fees. Interest and fees hereunder
               --------------------------------
shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Revolving Interest Rate for Domestic Rate Loans during such extension.

          (d)  Maximum Charges. In no event whatsoever shall interest and other
               ---------------
charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

          (e)  Increased Costs. In the event that any applicable law, treaty or
               ---------------
governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by Agent or Lenders (for purposes of this Section 5(c), the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

               (i) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Ancillary Agreements (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

               (ii) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

               (iii) impose on Agent or any Lender any other condition with respect to this Agreement or any Ancillary Agreements;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Revolving Advances hereunder by an amount that Agent or any Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Revolving Advances by an amount that Agent or any Lender deems to be material, then, in any case Borrower shall promptly pay Agent, upon its demand, such additional amount as will compensate Agent and Agent or any Lenders for such additional cost or such reduction, as the case may be. Agent shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

          (f)  Capital Adequacy.
               ----------------

               (i) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 5(d), the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent's or any lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and such lender's policies with respect to capital adequacy) by an amount deemed by Agent or such lender to be material, then, from time to time, Borrower shall pay upon demand to Agent such additional amount or amounts as will compensate Agent and Lenders for such reduction. In determining such amount or amounts, Agent may use any reasonable averaging or attribution methods. The protection of this Section shall be available to Agent or any Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

               (ii) A certificate of Agent setting forth such amount or amounts as shall be necessary to compensate Agent or any Lender with respect to Section 5(d)(i) hereof when delivered to Borrower shall be conclusive absent manifest error.

          (g)  Basis for Determining Interest Rate Inadequate or Unfair. In the
               --------------------------------------------------------
event that Agent or any Lender shall have determined that:

               (i) reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period; or

               (ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrower prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrower shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two
(2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

     6.   Security Interest.
          -----------------

          (a) To secure the prompt payment to Agent and Lenders of the Obligations, Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located (whether or not the same is subject to Article 9 of the Uniform Commercial Code). All of Borrower's ledger sheets, files, records, books of account, business papers and documents relating to its Collateral shall, until delivered to or removed by Agent, be kept by Borrower in trust for Agent until all Obligations have been paid in full. Each confirmatory assignment schedule or other form of assignment hereafter executed by Borrower shall be deemed to include the foregoing grant, whether or not the same appears therein. Agent hereby acknowledges that it has not been granted a security interest in and to any Intellectual Property, provided, however, that it is
                                              --------  -------
agreed and understood that television, cable, pay per view, advertising and "live event" contract rights are part of the Collateral.

          (b) Agent may file one or more financing statements disclosing Agent's security interest in the Collateral without Borrower's signature appearing thereon or Agent may sign on Borrower's behalf as provided in Section 14 hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement. If any Receivable becomes evidenced by a promissory note or any other instrument for the payment of money, Borrower will immediately deliver such instrument to Agent appropriately endorsed.

     7.   Representations Concerning the Collateral. Borrower represents and
          -----------------------------------------
warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Revolving Advance and made as of the time of each and every Revolving Advance hereunder):

          (a) all the Collateral (i) is owned by Borrower free and clear of all claims, liens, security interests and encumbrances (including without limitation any claims of infringement) except (A) those in Agent's and any Lender's favor and (B) Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a security interest or requiring notice of or consent to the granting of a security interest;

          (b) all Receivables (i) represent complete bona fide transactions which require no further act under any circumstances o Borrower's part to make such Receivables payable by the Customers, (ii) to the best of Borrower's knowledge, are not subject to any present, future or contingent offsets or counterclaims, and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of Borrower.

     8.   Covenants Concerning the Collateral. During the Term, Borrower
          -----------------------------------
covenants that it shall:

          (a) not dispose of any of the Collateral whether by sale, lease or otherwise;

          (b) not encumber, mortgage, pledge, assign or grant any security interest in any Collateral or any of Borrower's other assets to anyone other than Agent or any Lender except for Permitted Liens;

          (c) place notations upon its books of account and any financial statement prepared by it to disclose Agent's and each Lender's security interest in the Collateral;

          (d) defend the Collateral against the claims and demands of all parties;

          (e)  Intentionally Omitted;

          (f) not extend the payment terms of any Receivable without prompt notice thereof to Agent; and

          (g) perform all other steps requested by Agent to create and maintain in Agent's and each Lender's favor a valid perfected first security interest in all Collateral.

     9.   Collection and Maintenance of Collateral and Records. Agent may at
          ----------------------------------------------------
any time verify Borrower's Receivables utilizing an audit control company or any other agent of Agent. Agent or Agent's designee may notify Customers, at any time after the occurrence of an Event of Default at Agent's sole discretion, of Agent's security interest in Receivables, collect them directly and charge the collection costs and expenses to Borrower's account, but, unless and until Agent does so or gives any Borrower other instructions, Borrower shall collect all Receivables for Agent, receive all payments thereon for Agent's benefit in trust as Agent's trustee and immediately deliver them to Agent in their original form with all necessary endorsements or, as directed by Agent, deposit such payments as directed by Agent pursuant to Section 23 hereof. Borrower shall furnish, at Agent's request, copies of contracts, invoices or the equivalent, and any original shipping and delivery receipts for all merchandise sold or services rendered and such other documents and information as Agent may require. Borrower shall also provide Agent on a monthly (within ten (10) days after the end of each month) or more frequent basis, as requested by Agent, a detailed or aged trial balance of all of Borrower's existing Receivables specifying the names and balances due for each Customer and such other information pertaining to the Receivables as Agent may request together with confirmatory written assignments of such Receivables, but Borrower's failure to execute and deliver such written confirmatory assignments of such Receivables shall not affect or limit Agent's security interest or other rights in and to the Receivables. Borrower shall provide Agent on a monthly (within ten (10) days after the end of each month), or more frequent basis, as requested by Agent an aged trial balance of Borrower's existing accounts payable. Borrower shall provide Agent, as requested by Agent, such other schedules, documents and/or information regarding the Collateral as Agent may require.

     10.  Inspections. At all times during normal business hours, Agent shall
          -----------
have the right to (a) visit and inspect Borrower's properties and the Collateral, (b) inspect, audit and make extracts from Borrower's relevant books and records, including, but not limited to, management letters prepared by independent accountants, and (c) discuss with Borrower's principal officers, and independent accountants, Borrower's business, assets, liabilities, financial condition, results of operations and business prospects. Borrower will deliver to Agent any instrument necessary for Agent to obtain records from any service bureau maintaining records for Borrower.

     11.  Financial Information.
          ---------------------

          (a)  Audited Annual Financial Statements. Borrower shall provide Agent
               -----------------------------------
as soon as available, but in any event within (1) thirty (30) days after the Closing Date for fiscal year 1997 and (2) one hundred twenty (120) days after the end of each fiscal year of Borrower thereafter, the balance sheet of Borrower and its Subsidiaries on a consolidated basis as at the end of such fiscal year and the related statements of income, retained earnings and changes in cash flow of Borrower and its Subsidiaries on a consolidated basis for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, which shall have been reported on by independent certified public accountants who shall be satisfactory to Agent and shall be accompanied by an audit report issued by such independent certified public accountants.

          (b)  Internal Annual Financial Statements. Borrower shall provide
               ------------------------------------
Agent as soon as available, drafts of the balance sheet of Borrower and its Subsidiaries on a consolidated basis as at the end of each fiscal year of Borrower and the related statements of income, retained earnings and changes in cash flow of Borrower and its Subsidiaries on a consolidated basis for such fiscal year, which have been internally prepared by Borrower.

          (c)  Monthly and Quarterly Financial Statements. Borrower shall
               ------------------------------------------
provide Agent as soon as available, but in any event within thirty (30) days after the close of each month and quarter, the balance sheet of Borrower and its Subsidiaries on a consolidated basis as at the end of such month and quarter and the related statements of income, retained earnings and changes in cash flow of Borrower and its Subsidiaries on a consolidated basis for such month and quarter, which have been internally prepared by Borrower, provided, that solely
                                                          --------
for the month of December, 1997, the financial statements required to be delivered pursuant to this Section shall be for Borrower on a combined basis with certain of its Affiliates.

          (d)  Accountant's Report. Together with the financial statements
               -------------------
furnished pursuant to (a) above, Borrower shall deliver a report in accordance with the Statement of Auditing Standards of Borrower's certified public accountants addressed to Borrower stating that in making the examination necessary for the issuance of their report on Borrower's financial statements, nothing has come to their attention to lead them to believe that any Event of Default exists or, if such is not the case, specifying such Event of Default and its nature, when it occurred and whether it is continuing.

          (e)  Certificate. At the times the financial statements are furnished
               -----------
pursuant to (a), (b) and (c) above, a certificate of Borrower's President or Chief Financial Officer shall be delivered to Agent stating that, based on an examination sufficient to enable him to make an informed statement, no Event of Default exists, or, if such is not the case, specifying such Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event.

          (f)  GAAP and Other Requirements. All financial statements required
               ---------------------------
under (a), (b) and (c) above shall be prepared in accordance with GAAP, subject to normal, recurring year-end adjustments in the case of monthly and quarterly statements. If any internally prepared financial information, including that required under this Section 11, is unsatisfactory in any manner to Agent, Agent may require, at its discretion, that Borrower obtain an independent certified public accountant to review same.

          (g)  Projections. Borrower shall furnish Agent no less than thirty
               -----------
(30) days prior to the beginning of each fiscal year commencing with fiscal year 1998, a month-by-month projected operating budget and cash flow of Borrower and its Subsidiaries on a consolidated basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by Borrower's President or Chief Financial Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

     12.  Additional Representations, Warranties and Covenants. Borrower
          ----------------------------------------------------
represents and warrants (each of which such representations and warranties shall be deemed repeated upon the making of a request for a Revolving Advance and made as of the time of each Revolving Advance made hereunder), and covenants that:

          (a) Borrower is duly incorporated and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in the states listed on Schedule 12(a)(ii) which constitute all states in which
                        ------------------
qualification and good standing are necessary for Borrower to conduct its business and own its property and where the failure to so qualify would have a material adverse effect on Borrower or its business. Borrower has delivered to Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto;

          (b)  the only Subsidiaries of Borrower are listed on Schedule 12(b);
                                                               --------------

          (c) the execution, delivery and performance of this Agreement and the Ancillary Agreements (i) have been duly authorized, (ii) are not in contravention of Borrower's certificate of incorporation, by-laws or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound and (iii) are within Borrower's corporate powers;

          (d) this Agreement and the Ancillary Agreements executed and delivered by Borrower are Borrower's legal, valid and binding obligations, enforceable in accordance with their terms;

          (e) Borrower keeps and will continue to keep all of its books and records concerning the Collateral at Borrower's executive offices located at the addresses set forth on Schedule 12(e) and will not move such books and records
                       --------------
without giving Agent at least thirty (30) days prior written notice;

          (f)  (i)   the operation of Borrower's business is and will continue
to be in compliance in all material respects with all applicable federal, state and local laws, including but not limited to all applicable environmental laws and regulations;

               (ii) Borrower will establish and maintain a system to assure and monitor continued compliance with all applicable environmental laws, which system shall include periodic reviews of such compliance.

               (iii) In the event Borrower obtains, gives or receives notice of any release or threat of release of a reportable quantity of any Hazardous Substances on its property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions on its property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of any environmental laws affecting its property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which such property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint and periodically inform Agent of the status of the matter. Such information is to be provided to allow Agent to protect its security interest in the Collateral and is not intended to create nor shall it create any obligation upon Agent or Lenders with respect thereto.

               (iv) Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral to any lien, charge, claim or encumbrance. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any environmental laws, Agent may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in
Collateral: (A) give such notices or (B) enter onto Borrower's property (or authorize third parties to enter onto such property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Revolving Advances shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the liens created by the terms of this Agreement or any other agreement between Agent and Borrower.

               (v) Borrower shall defend and indemnify Agent and Lenders and hold Agent and Lenders harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred Agent or any Lender under or on account of any environmental laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any hazardous substances affecting Borrower's property, whether or not the same originates or emerges from Borrower's property or any contiguous real estate, including any loss of value of the Collateral as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrower's obligations under this Section 12(f) shall arise upon the discovery of the presence of any Hazardous Substances on the Borrower's property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any hazardous substances. Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

               (vi) For purposes of this Section 12(f) all references to Borrower's property shall be deemed to include all of Borrower's right, title and interest in and to all owned and/or leased premises.

          (g) based upon the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder: (i) Borrower does not maintain or contribute to any plan other than those listed on
Schedule 12(g) hereto; (ii) Borrower has not engaged in any Prohibited
--------------
Transactions as defined in paragraph 406 of ERISA and paragraph 4975 of the Code; (iii) Borrower has met all applicable minimum funding requirements under paragraph 302 of ERISA in respect of its plans; (iv) Borrower has no knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (v) Borrower has no fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than Borrower's employees; and (vi) Borrower has not withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980;

          (h) Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage and the fair saleable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities;

          (i) there is no pending or threatened litigation, actions or proceeding which involve the possibility of materially and adversely affecting Borrower's business, assets, operations, condition or prospects, financial or otherwise, or the Collateral or the ability of Borrower to perform this Agreement except as disclosed on Schedule 12(i);
                                 --------------

          (j) all balance sheets and income statements which have been delivered to Agent and Lenders fairly, accurately and properly state Borrower's financial condition on a basis consistent with that of previous financial statements and there has been no material adverse change in Borrower's financial condition as reflected in such statements since the date thereof and such statements do not fail to disclose any fact or facts which might materially and adversely affect Borrower's financial condition;

          (k) (x) it possesses all of the licenses, patents, copyrights, trademarks, tradenames and permits necessary to conduct its business and (y) there has been no assertion or claim of violation or infringement with respect thereof;

          (l)  Borrower's federal tax identification number is set forth on
Schedule 12(1). Borrower has filed all federal, state and local tax returns and
--------------
other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal income tax returns of Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending April 30, 1996. All state and local tax returns have been timely filed and Borrower is not aware of and does not reasonably expect that any material issues will arise after such returns have been examined by the appropriate taxing authorities. The provision for taxes on the books of Borrower is adequate for all years not closed by applicable statutes, and for the current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books. Borrower will pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon it;

          (m) it will promptly inform Agent in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any of Borrower's properties, assets or business, which might singly or in the aggregate, have a materially adverse effect on Borrower; (ii) any amendment of any Borrower's certificate of incorporation or by-laws; (iii) any change in Borrower's business, assets, liabilities, condition (financial or otherwise), result of operations or business prospects which has had or might have a materially adverse effect on Borrower; (iv) any Event of Default; (v) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which Borrower is a party or by which Borrower or any of Borrower's properties may be bound which would have a material adverse effect on Borrower's business, operations, property or condition (financial or otherwise) or the Collateral;
(vi) any change in the location of Borrower's executive offices; (vii) any change in Borrower's corporate name; (viii) any material delay in Borrower's performance of any of its obligations to any Customer and of any assertion of any material claims, offsets or counterclaims by any Customer and of any allowances, credits and/or other monies granted by it to any Customer; (ix) furnish to and inform Agent of all material adverse information relating to the financial condition of any Customer; and (x) any material return of goods;

          (n) it will not (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than
(1) Borrower's indebtedness to Agent and Lenders, (2) indebtedness secured by purchase money liens and indebtedness under capitalized leases not to exceed $100,000 in the aggregate outstanding in any fiscal year and (3) as set forth on
Schedule 12(n) attached hereto and made a part hereof; (ii) declare, pay or make
--------------
any dividend or distribution on any shares of the common stock or preferred stock of Borrower other than $3,000,000 in the aggregate to Vincent and Linda McMahon in any fiscal year, which amount shall include any salary and other benefits given to Vincent and Linda McMahon in such fiscal year provided,
                                                                --------
further, that during any fiscal year that Borrower is a Subchapter S
-------
corporation, Borrower shall be permitted to make Tax Distributions so long as the aggregate amounts distributed by Borrower to its shareholders in any fiscal year shall not exceed the amount of income tax liability that Borrower would have incurred for such fiscal year had Borrower been a C corporation during such fiscal year, or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock of Borrower;
(iii) directly or indirectly, prepay any indebtedness (other than to agent and Lenders), or repurchase, redeem, retire or otherwise acquire any indebtedness of Borrower; (iv) make advances, loans or extensions of credit to any Person; (v) become either directly or contingently liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise; (vi) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or stock of any Person or permit any other person to consolidate with or merge with it; (vii) form any Subsidiary or enter into any partnership, joint venture or similar arrangement; (viii) materially change the nature of the business in which it is presently engaged;
(ix) change its fiscal year or make any changes in accounting treatment and reporting practices except as required by GAAP or in the tax reporting treatment or except as required by law and upon written notice to Agent; (x) enter into any transaction with any affiliate, except in ordinary course on arms-length terms; or (xi) bill Receivables under any name except the present name of Borrower;

          (o) it shall not at any time permit Net Worth to be less than $16,000,000;

          (p) it shall maintain (a) Fixed Charge Coverage Ratio of not less than 1.0 to 1.0 (1) for the nine months ending January 31, 1998 and (2) as at the end of each fiscal quarter thereafter calculated on a rolling four (4) quarter basis with respect to the four (4) fiscal quarters then ended;

          (q) it shall at all times maintain Undrawn Availability of not less than $2,000,000;

          (r) all financial projections of Borrower's performance prepared by Borrower or at Borrower's direction and delivered to Agent or Lenders will represent, at the time of delivery to Agent or Lenders, as the case may be, Borrower's best estimate of Borrower's future financial performance and will be based upon assumptions which are reasonable in light of Borrower's past performance and then current business conditions;

          (s) none of the proceeds of the Revolving Advances hereunder will be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect; and

          (t) it will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. At it's own cost and expense in amounts and with carriers acceptable to Agent, it shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including, without limitation, business interruption insurance, provided, however, that the
                                                     --------  -------
mortgagee of the Stamford facility owned by Realty shall have superior rights than Agent to the first $1,500,000 of Borrowers business interruption insurance to the extent that there are any obligations owed by Realty to such mortgagee;
(ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state of jurisdiction in which Borrower is engaged in business; (v) furnish Agent with
(x) evidence of the renewal of all policies at least thirty (30) days before any expiration date and copies of such policies within ninety (90) days after the renewal thereof, and (y) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as loss payee and providing that as to Agent the insurance coverage shall not be impaired or invalidated by any act or neglect of Borrower and the insurer will provide Agent with at least thirty (30) days notice prior to cancellation. Borrower shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to Agent and not to Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Agent jointly, Agent may endorse Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to the applicable Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Agent, on demand. Borrower shall, within thirty (30) days of the Closing Date provide Agent with an acknowledgement from the mortgagee of the Stamford facility owned by Realty that it only has an interest in $1,500,000 of Borrower's business interruption insurance, which acknowledgement shall be acceptable to Agent in all respects;

          (u) it shall provide Agent, within thirty (30) days of the Closing Date, a mortgagee waiver with respect to the Stamford premises owned by Realty duly executed by the mortgagee of such premises, in form and substance acceptable to Agent.

     13.  Conditions Precedent.
          --------------------

          (a)  Conditions to Initial Advances. The agreement of Lenders to make
               ------------------------------
the initial Revolving Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Revolving Advances, of the following conditions precedent:

               (i)   Revolving Credit Note. Agent shall have received the
                     ---------------------
Revolving Credit Note duly executed and delivered by an authorized officer of Borrower;

               (ii)  Filings, Registrations and Recordings. Each document
                     -------------------------------------
(including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

               (iii) Corporate Proceedings of Borrower. Agent shall have
                     ---------------------------------
received copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of Borrower authorizing (i) the execution, delivery and performance of this Agreement and the Ancillary Agreements and (ii) the granting by Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

               (iv)  Incumbency Certificates of Borrower. Agent shall have
                     -----------------------------------
received a certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

               (v)   Certificates. Agent shall have received a copy of the
                     ------------
Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Borrower and all agreements of Borrower's shareholders certified as accurate and complete by the Secretary of Borrower;

               (vi)   Good Standing Certificates. Agent shall have received good
                      --------------------------
standing certificates for Borrower dated not more than thirty days prior to the Closing Date, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and the jurisdiction where Borrower maintains its principal place of business;

               (vii)  Legal Opinion. Agent shall have received the executed
                      -------------
legal opinion of Robinson & Cole in form and substance satisfactory to Agent which shall cover such matters incident to the Transactions as Agent may reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

               (viii) No Litigation. (x) No litigation, investigation or
                      -------------
proceeding before or by any arbitrator or governmental authority shall be continuing or threatened against Borrower or against the officers or directors of Borrower (A) in connection with this Agreement or the Ancillary Agreements or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which if adversely determined, would, in the reasonable opinion of Agent, have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Borrower; and (y) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any governmental authority;

               (ix)   Financial Condition Certificate. Agent shall have received
                      -------------------------------
an executed Financial Condition Certificate in the form of Exhibit 13.1 (ix);
                                                           -----------------

               (x)    Collateral Examination. Agent shall have completed
                      ----------------------
Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Agent, of the Receivables of Borrower and all books and records in connection therewith;

               (xi)   Fees. Agent shall have received all fees payable to Agent
                      ----
and Lenders on or prior to the Closing Date pursuant to Section 5(b) hereof;

               (xii)  Ancillary Agreements. Agent shall have received executed
                      --------------------
copies of all Ancillary Agreements, each in form and substance satisfactory to Agent;

               (xiii) Insurance. Agent shall have received in form and substance
                      ---------
satisfactory to Agent, certified copies of Borrower's casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrower's liability insurance policies, together with endorsements naming Agent as a co-insured;

               (xiv)  Payment Instructions. Agent shall have received written
                      --------------------
instructions from Borrower directing the application of proceeds of the initial Revolving Advances made pursuant to this Agreement and stating that Borrower has Eligible Receivables in amounts sufficient in value and amount to support Revolving Advances in the amount by or on behalf of Borrower on the date of such certificate;

               (xv)    Blocked Accounts. Agent shall have received duly executed
                       ----------------
agreements establishing the Blocked Accounts or Depository Accounts with the Bank for the collection or servicing of the Receivables and proceeds of the Collateral;

               (xvi)   Consents. Agent shall have received any and all Consents
                       --------
necessary to permit the effectuation of the Transactions; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

               (xvii)  No Adverse Material Change. (i) Since November 21, 1997,
                       --------------------------
there shall not have occurred (x) any material adverse change in the condition, financial or otherwise, operations, properties or prospects of Borrower, (y) any material damage or destruction to any of the Collateral nor any material depreciation in the value thereof and (z) any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower and (ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

               (xviii) Undrawn Availability. After giving effect to the initial
                       --------------------
Revolving Advances hereunder, Borrower shall have aggregate Undrawn Availability of at least $5,000,000.

               (xix)   Contract Review. Agent shall have reviewed all material
                       ---------------
contracts of Borrower including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

               (xx)    Closing Certificate. Agent shall have received a closing
                       -------------------
certificate signed by the Chief Financial Officer of Borrower dated as of the date hereof, stating that (i) to the best of his knowledge, all representations and warranties set forth in this Agreement and the other Documents are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

               (xxi)   Audited Financial Statements. Agent shall have received a
                       ----------------------------
copy of the audited financial statements of Borrower for fiscal year 1996 audited by Deloitte & Touche LLP which shall be satisfactory in all respects to Agent;

               (xxii)  Balance Sheet. Agent shall have received the balance
                       -------------
sheet of Borrower on a combined basis for the seven months ending November 21, 1997 together with an executed Financial Condition Statement;

               (xxiii) Debt. Agent shall have reviewed the terms and conditions
                       ----
of all of Borrower's and Realty's debt (including, without limitation, the $12,000,000 principal amount of indebtedness due to GMAC or other financial institution acceptable to Agent) which terms and conditions shall be satisfactory to Agent;

               (xxiv)  Compliance with Laws. Agent shall have received evidence
                       --------------------
that Borrower is in compliance with all relevant federal, state and local regulations;

               (xxv)   Mortgage. Realty shall have obtained a loan in the
                       --------
principal amount of $12,000,000 from GMAC, which loan shall be secured by a mortgage on its corporate headquarters and television facility located in Stamford, Connecticut; and

               (xxvi)  Other. All corporate and other proceedings, and all
                       -----
documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent, Lenders and their counsel.

          (b)  Conditions to Each Revolving Advance. The agreement of Lenders to
               ------------------------------------
make any Revolving Advance requested to be made on any date (including, without limitation, its initial Revolving Advance), is subject to the satisfaction of the following conditions precedent as of the date such Revolving Advance is made:

               (i)   Representations and Warranties. Each of the representations
                     ------------------------------
and warranties made by Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

               (ii)  No Default. No Event of Default or Default shall have
                     ----------
occurred and be continuing on such date, or would exist after giving effect to the Revolving Advances requested to be made, on such date; provided, however
                                                           --------  -------
that Agent on behalf of Lenders in their sole discretion, may continue to make Revolving Advances notwithstanding the existence of an Event of Default or Default upon the written consent of Required Lenders and that any Revolving Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

               (iii) Maximum Revolving Advances. In the case of any Revolving
                     --------------------------
Advances requested to be made, after giving effect thereto, the aggregate Revolving Advances shall not exceed the lesser of (x) the Maximum Revolving Amount and (y) the Formula Amount.

Each request for a Revolving Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Revolving Advance that the conditions contained in this subsection shall have been satisfied.

     14.  Power of Attorney. Borrower hereby appoints Agent or any other Person
          -----------------
whom Agent may designate as Borrower's attorney, with power to: (i) endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Agent's possession; (ii) sign Borrower's name on any invoice or bill of lading relating to any Receivables, drafts against customers, schedules and assignments of Receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from customers; (iii) verify the validity, amount or any other matter relating to any

Receivable by mail, telephone, telegraph or otherwise with Customers; (iv) do all things necessary to carry out this Agreement and any Ancillary Agreement; and (v) on or after the occurrence and continuation of an Event of Default, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, and to receive, open and dispose of all mail addressed to Borrower. Borrower hereby ratifies and approves all acts of the attorney. Neither Agent nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Receivable which is assigned to Agent or in which Agent has a security interest remains unpaid and until the Obligations have been fully satisfied.

     15.  Expenses. Borrower shall pay all of Agent's and each Lender's out-of-
          --------
pocket costs and expenses, including without limitation reasonable fees and disbursements of counsel and appraisers, in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement. Borrower shall also pay Agent's and each Lender's out-of-pocket costs and expenses, including without limitation reasonable fees and disbursements of counsel, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the Transactions, (b) Agent's obtaining performance of the Obligations under this Agreement and any Ancillary Agreements, including, but not limited to, the enforcement or defense of Agent's security interests, assignments of rights and liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, and (d) any consultations in connection with any of the foregoing. Borrower shall also pay Agent's customary bank charges for all bank services performed or caused to be performed by Agent for Borrower at Borrower's request or on Borrower's behalf. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by Borrower to Agent shall be payable on demand and shall be secured by the Collateral. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrower and Agent which Agent is or may be required to withhold or pay, Borrower agrees to indemnify and hold Agent harmless in respect of such taxes, and Borrower will repay to Agent the amount of any such taxes which shall be charged to Borrower's account; and until Borrower shall furnish Agent with indemnity therefor (or supply Agent with evidence satisfactory to it that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower's credit and Agent shall retain its security interests in any and all Collateral.

     16.  Successors and Assigns; Participations; New Lenders. (i) This
          ---------------------------------------------------
Agreement shall be binding upon and inure to the benefit of Borrower, Agent, each Lender, all future holders of the Revolving Credit Note and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

               (ii) Borrower acknowledges that in the regular course of its commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Revolving Advances to other financial institutions (each such purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off with respect to the portion of such Revolving Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lenders which granted an interest in its Revolving Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Revolving Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Revolving Advances or other Obligations payable hereunder to both such Lender and such Transferee. Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Revolving Advances.

               (iii) Any Lender may sell, assign or transfer all or any part of its rights under this Agreement and the Ancillary Agreements to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Revolving Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $3,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Ancillary Agreements. Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Ancillary Agreements. Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

               (iv) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Revolving Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Revolving Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,000 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

               (v) Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower.

     17.  Waivers. Borrower waives presentment and protest of any instrument and
          -------
notice thereof, notice of default and all other notices to which Borrower might otherwise be entitled.

     18.  Term of Agreement. This Agreement shall continue in full force and
          -----------------
effect until the expiration of the Term. Borrower may terminate this Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the Obligations. In the event that the Obligations are prepaid in full prior to eighteen months from the Closing Date (the "Prepayment Period"), Borrower shall pay an early termination fee in an amount equal to three percent (3%) of the Maximum Revolving Amount. Notwithstanding the foregoing, in the event that the Obligations are prepaid in full prior to the expiration of the Prepayment Period solely as a result of the occurrence and declaration of an Event of Default under Section 19(vii) or (xiv) and the acceleration of the Obligations in connection therewith, Borrower shall not be obligated to pay an early termination fee hereunder.

     19.  Events of Default. The occurrence of any of the following shall
          -----------------
constitute an Event of Default:

               (i) failure to make payment of any of the Obligations when required hereunder;

               (ii) failure to pay any taxes when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on Borrower's books;

               (iii) (a) failure of Borrower to perform, keep or observe any term, provision, condition or covenant contained in Sections 11, 12(f)(i) or 12(m)(i) hereof which is not cured within fifteen (15) days from the occurrence of such failure or (b) failure of Borrower to perform under and/or committing any breach of any other term, provision, condition or covenant contained in this Agreement or any Ancillary Agreement or any other agreement between Borrower, Agent and any Lender.

               (iv) occurrence of a default under any agreement to which Borrower or Realty is a party with third parties which has a material adverse affect upon Borrower's or Realty's business, operations, property or condition (financial or otherwise) all leases for any premises where Borrower's books and records are located;

               (v) any representation, warranty or statement made by Borrower hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the Transactions should at any time be false or misleading in any material respect;

               (vi) an attachment or levy is made upon Borrower's assets having an aggregate value in excess of $100,000, or a judgment is rendered against Borrower or any of Borrower's property involving a liability of more than $100,000, which shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;

               (vii) any change in Borrower's condition or affairs (financial or otherwise) which in Agent's opinion impairs the Collateral or the ability of any Borrower to perform its Obligations;

               (viii) any lien created hereunder or under any Ancillary Agreement for any reason ceases to be or is not a valid and perfected lien having a first priority interest;

               (ix) if Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vi) acquiesce to, or fail to have dismissed, within thirty (30) days, (x) any petition filed against it in any involuntary case under such bankruptcy laws, or
(y) any proceeding or petition seeking the appointment of a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property, or
(vii) take any action for the purpose of effecting any of the foregoing;

               (x) Borrower shall admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business;

               (xi) any Affiliate or any Subsidiary shall (i) apply for or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business,
(iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesce to, or fail to have dismissed, within thirty (30) days, (x) any petition filed against it in any involuntary case under such bankruptcy laws, or
(y) any proceeding or petition seeking the appointment of a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property or
(viii) take any action for the purpose of effecting any of the foregoing;

               (xii) Borrower directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of

Borrower or any interest therein, except for the sale of Equipment provided,
                                                                   --------
that such sale could not reasonably be expected to have a material adverse affect upon Borrower's business operations, property or condition (financial or otherwise);

               (xiii) Borrower fails to operate in the ordinary course of business;

               (xiv) Agent or any Lender shall in good faith deem itself insecure or unsafe or shall fear diminution in value, removal or waste of the Collateral;

               (xv) a default by Borrower or Realty in the payment, when due, of any principal of or interest on any indebtedness for money borrowed in excess of $100,000 if such default results in the acceleration of such indebtedness; or

               (xvi)  any Change of Ownership.

     20.  Remedies. Upon the occurrence of an Event of Default pursuant to
          --------
Section l9(ix) herein, all Obligations shall be immediately due and payable and this Agreement shall be deemed terminated; upon the occurrence and continuation of any other of the Events of Default, Agent shall have the right to demand repayment in full of all Obligations, whether or not otherwise due. Until all Obligations have been fully satisfied, Agent shall retain its security interest in all Collateral. Agent shall have, in addition to all other rights provided herein, the rights and remedies of a secured party under the Uniform Commercial Code, and under other applicable law, all other legal and equitable rights to which Agent may be entitled, including without limitation, the right to take immediate possession of the Collateral, to require Borrower to assemble the Collateral, at Borrower's expense, and to make it available to Agent at a place designated by Agent which is reasonably convenient to both parties and to enter any of the premises of Borrower or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Agent or Lenders for storage thereof for a period up to at least sixty (60) days after sale or disposition of said Collateral). Further, Agent may, at any time or times after default by Borrower, sell and deliver all Collateral held by or for Agent at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Agent, in Agent's sole discretion, deems advisable or Agent may otherwise recover upon the Collateral in any commercially reasonable manner as Agent, in its sole discretion, deems advisable. Except as to that part of the Collateral which is perishable or threatens to decline speedily in nature or is of a type customarily sold on a recognized market, the requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at Borrower's address as shown in Agent's records, at least ten (10) days before the time of the event of which notice is being given. Agent may be the purchaser at any sale, if it is public. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of Borrower's trademarks, tradenames, tradestyles, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with Inventory for the purpose of disposing of such Inventory. The proceeds of sale shall be applied first to all costs and expenses of sale, including reasonable attorneys' fees, and second to the payment (in whatever order Agent elects) of all Obligations. Agent and Lenders will return any excess to

Borrower or as otherwise required by law and Borrower shall remain liable to Agent and Lenders for any deficiency.

     21.  Waiver; Cumulative Remedies. Failure by Agent or Lenders to exercise
          ---------------------------
any right, remedy or option under this Agreement or any supplement hereto or any other agreement between Borrower, Agent and any Lender or delay by Agent or any Lender in exercising the same, will not operate as a waiver; no waiver by Agent or Lenders will be effective unless it is in writing and then only to the extent specifically stated. Agent and Lenders' rights and remedies under this Agreement will be cumulative and not exclusive of any other right or remedy which Agent or Lenders may have.

     22.  Application of Payments. Borrower irrevocably waives the right to
          -----------------------
direct the application of any and all payments at any time or times hereafter received by Agent or Lenders from or on Borrower's behalf and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against Borrower's Obligations hereunder in such manner as Agent may deem advisable notwithstanding any entry by Agent upon any of Agent's books and records.

     23.  Establishment of a Lockbox Account, Dominion Account. All proceeds of
          ----------------------------------------------------
Collateral shall, at the direction of Agent, be deposited by Borrower into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Agent may require pursuant to an arrangement with the Bank. Borrower shall issue to the Bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Account shall immediately become the property of Agent and Borrower shall obtain the agreement by the Bank to waive any offset rights against the funds so deposited. Agent assumes no responsibility for such Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

     24.  Revival. Borrower further agrees that to the extent Borrower makes a
          -------
payment or payments to Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

     25.  Regarding Agent.
          ---------------

               (i)  Appointment. Each Lender hereby designates IBJS to act as
                    -----------
Agent for such Lender under this Agreement and the Ancillary Agreements. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this

Agreement and the Ancillary Agreements and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 5(b)(iii), 5(b)(iv) and 5(b)(v), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be
                               --------  -------
required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Ancillary Agreements or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

               (ii)  Nature of Duties. Agent shall have no duties or
                     ----------------
responsibilities except those expressly set forth in this Agreement and the Ancillary Agreements. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross negligence (but not mere negligence) or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement, or in any of the Ancillary Agreements or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Ancillary Agreements or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Ancillary Agreements or for any failure of Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Ancillary Agreements, or to inspect the properties, books or records of Borrower. The duties of Agent as respects the Revolving Advances to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

               (iii) Lack of Reliance on Agent and Resignation. Independently
                     -----------------------------------------
and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Revolving Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Revolving Advances or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Ancillary Agreement, or of the financial condition of Borrower, or be required to make any inquiry concerning either the performance of observance of any of the terms, provisions or conditions of this Agreement, the Revolving Credit Note, the Ancillary Agreements or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

     Agent may resign on sixty (60) days' written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrower.

     Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Section 25 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

               (iv)  Certain Rights of Agent. If Agent shall request
                     -----------------------
instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Ancillary Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

               (v)   Reliance. Agent shall be entitled to rely, and shall be
                     --------
fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Ancillary Agreements and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

               (vi)  Notice of Default. Agent shall not be deemed to have
                     -----------------
knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Ancillary Agreements, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the Ancillary Agreements, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless
                      --------  ----
and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

               (vii)  Indemnification. To the extent Agent is not reimbursed and
                      ---------------
indemnified by Borrower, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Revolving Advances (or, if no Revolving Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Ancillary Agreement; provided that, Lenders
                                                          -------- ----
shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence (but not mere negligence) or willful misconduct.

               (viii) Agent in its Individual Capacity. With respect to the
                      --------------------------------
obligation of Agent to lend under this Agreement, the Revolving Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

               (ix)   Delivery of Documents. To the extent Agent receives
                      ---------------------
financial statements from Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such financial statements to Lenders.

               (x)    Borrower's Undertaking to Agent. Without prejudice to its
                      -------------------------------
obligations to Agent or Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto
                                                                 --- -----
satisfy the Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

     26.  Notice. Any notice or request hereunder may be given to Borrower or to
          ------
Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or
(c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

     (A)  If to Agent or IBJS at   IBJ Schroder Business Credit Corporation
                                   One State Street
                                   New York, New York 10004
                                   Attention:  Wing Louie
                                   Telephone:  (212) 858-
                                   Telecopier: (212) 858-2768

          with a copy to:          Hahn & Hessen LLP
                                   350 Fifth Avenue
                                   New York, New York 10118
                                   Attention:  Daniel J. Krauss, Esq.
                                   Telephone:  (212) 736-1000
                                   Telecopier: (212) 594-7167

     (B) If to a Lender other than Agent, as specified on the signature pages hereof.

     (C)  If to Borrower, at:      1241 East Main Street
                                   P.O. Box 3857
                                   Stamford, Connecticut 06902
                                   Attention: Douglas G. Sages, Executive Vice
                                   President and CFO
                                   Telephone:  (203) 352-8615
                                   Telecopier: (203) 359-5115

          with a copy to:          Robinson & Cole
                                   1 Commercial Plaza
                                   Hartford, Connecticut 06103
                                   Attention:  John Lynch, Esq.
                                   Telephone:  (860)275-8242
                                   Telecopier: (860) 275-8299

     27.  Governing Law and Waiver of Jury Trial. THIS AGREEMENT SHALL BE
          --------------------------------------
GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. AGENT AND EACH LENDER SHALL HAVE THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER APPLICABLE LAW INCLUDING, BUT NOT LIMITED TO, THE UNIFORM COMMERCIAL CODE OF NEW

YORK. BORROWER AGREES THAT ALL ACTIONS AND RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR ANY OTHER OBLIGATIONS SHALL BE LITIGATED IN THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR, AT AGENT'S OPTION, IN ANY OTHER COURTS LOCATED IN NEW YORK STATE OR ELSEWHERE AS AGENT MAY SELECT AND THAT SUCH COURTS ARE CONVENIENT FORUMS AND BORROWER SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS. BORROWER WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON BORROWER MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT BORROWER'S ADDRESS APPEARING ON AGENT'S RECORDS, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED TWO (2) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER, AGENT AND ANY LENDER AND BORROWER WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING INSTITUTED BY AGENT OR ANY LENDER WITH REGARD TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS ANY OFFSETS OR COUNTERCLAIMS WHICH IT MAY HAVE.

     28.  Indemnity. Borrower shall indemnify Agent, any Issuer and each Lender
          ---------
and each of their respective officers, directors, employees, and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified.

     29.  Limitation of Liability. Borrower acknowledges and understands that in
          -----------------------
order to assure repayment of the Obligations hereunder Agent and Lenders may be required to exercise any and all of Agent's and Lenders' rights and remedies hereunder and agrees that neither Agent nor any Lender nor any of Agent's or any Lender's agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith.

     30.  Entire Understanding. This Agreement and the Ancillary Agreements
          --------------------
contain the entire understanding between Borrower, Agent and Lenders and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by Borrower's, Agent's and each Lender's respective officers. Neither this Agreement, the Ancillary Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

     31.  Severability. Wherever possible each provision of this Agreement or
          ------------
the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

     32.  Captions. All captions are and shall be without substantive meaning or
          --------
content of any kind whatsoever.

     33.  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which when taken together shall constitute one and the same agreement.

     34.  Construction. The parties acknowledge that each party and its counsel
          ------------
have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

     35.  Publicity. Borrower hereby authorizes Agent and Lenders to make
          ---------
appropriate announcements of the financial arrangement entered into among Borrower, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent or Lenders shall in their sole and absolute discretion deem appropriate.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                                 TITAN SPORTS INC.


                                 By:_________________________________
                                 Name:  Douglas G. Sages
                                 Title: Executive Vice President - Finance
                                        Chief Financial Officer


                                 IBJ SCHRODER BUSINESS CREDIT
                                 CORPORATION, as a Lender and as Agent


                                 By:_________________________________
                                 Name:
                                 Title:

                                 Commitment Percentage: 100%

OMITTED EXHIBITS, SHEET AND SCHEDULES



EXHIBIT 1(a):           Commitment Transfer Supplement

EXHIBIT 1(b):           Revolving Credit Note

EXHIBIT 13(ix):         Financial Condition Certificate

SHEET E:                Titan Sports Combined Financial
                        Statements Balance Sheet as of
                        November 21, 1997

SCHEDULE 1(a):          Permitted Liens

SCHEDULE 12(a):         Qualification

SCHEDULE 12(b):         Subsidiaries

SCHEDULE 12(e):         Books and Records

SCHEDULE 12(g):         Plans

SCHEDULE 12(i):         Litigation

SCHEDULE 12(l):         Federal Tax Identification Number

SCHEDULE 12(n):         Permitted Indebtedness
